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                                                                    Exhibit 99.1

                           CORNERSTONE BANCORP, INC.

              1986 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN


     1.   Purpose.  This 1986 Incentive and Non-Qualified Stock Option Plan (the
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"Plan") of CORNERSTONE BANCORP, INC. (the "Corporation") for key employees is intended to advance the best interests of the Corporation by providing such employees, who have substantial responsibility for the management and growth of the Corporation, with additional incentive through awards of stock options ("Options").


     2.   Administration.  The Plan shall be administered by a Stock Option
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Committee (the "Committee") appointed by the Board of Directors of the
Corporation (the "Board"). The Committee shall consist of not less than three members of the Board who are not otherwise eligible to participate in the Plan. The Board, at its pleasure, may remove members from or add members to the Committee. A majority of Committee members shall constitute a quorum of members, and the actions of the majority shall be final and binding on the whole Committee. The Committee shall have the authority, subject to the provisions of the Plan, to determine the individuals to whom Options shall be granted hereunder, the time or times at which Options shall be granted, and the value of Options to be covered by such grants. The Committee shall further have the power to interpret the Plan and to adopt rules and regulations as it may deem advisable to carry out the Plan.

     3.   Stock Subject to Options.  The stock subject to Options and other
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provisions of the Plan shall be shares of the Corporation's Common Stock, $.01 par value (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 88,000 shares; provided that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such shares may be treasury shares or authorized but unissued shares.

          In the event that any outstanding Option shall expire or terminate prior to its exercise or award in full, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option granted under the Plan.

     4.   Eligibility.  Options may be granted only to those individuals who are
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key employees (including officers and directors who are also key employees) of the Corporation or any parent or subsidiary of the Corporation (as defined in Section 425 of the Internal Revenue Code of 1954, as amended (the "Code")) as the Committee shall determine from time to time (the "Optionees"). Directors who are not otherwise employees of the Corporation shall not be eligible. The granting of Options pursuant to the Plan shall be entirely discretionary with the Committee. Nothing in the Plan shall be deemed to give any employee any right to participate in the Plan or to receive an Option thereunder.

          An Optionee may be granted and hold more than one Option, but the aggregate fair market value (determined at the time the Option is granted pursuant to Paragraph 6 below) of the Common Stock for which any Options may be granted Incentive Options (as defined below) in any one calendar year (under all incentive stock option plans of the Corporation and any parent or subsidiary of the Corporation) shall not exceed $100,000 plus any unused limit carryover to such year (as defined in Sections 422A(b)(8) and 422A(c)(4) of the Code).


     5.   Options.  Options granted under the Plan may be either incentive stock
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options intended to meet the requirements of Section 422A of the Code
("Incentive Options") or non-qualified stock options ("Non-Qualified Options").

     6.   Purchase Price.  The purchase price of Common Stock covered by each
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Option shall be determined by the Committee; provided however that (a) the purchase price of Incentive Options shall not be less than the greater of (i) twenty dollars ($20) per share, or (ii) 100% of the fair market value of the Common Stock at the time such Incentive Option is granted; and (b) the purchase price of Non-Qualified Options shall not be less than the greater of (i) twenty dollars ($20) per share, or (ii) 50% of the fair market value of the Common Stock at the
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time such Non-Qualified Option is granted. The fair market value of the Common
Stock shall be determined pursuant to procedures adopted by the Committee. Anything herein to the contrary notwithstanding, no Incentive Option shall be granted to an employee if, at the time the Incentive Option is granted, such employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a parent or subsidiary of the Corporation, unless the Incentive Option is not exercisable after the expiration of five (5) years from the date the Incentive Option is granted, and the Incentive Option price is at least the greater of (i) $20 per share, or (ii) 110% of the fair market value of the Common Stock subject to the Incentive Option at the time the Incentive Option is granted.

     7.   Duration of Options.  No Option shall be exercisable after the
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expiration of ten (10) years from the date such Option is granted.

     8.   Amount Exercisable.  Except as otherwise provided in this Paragraph 8
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or as specified in the Option Agreement (defined below) in the discretion of the
Committee, each Optionee must remain within the continuous employ of the Corporation or a parent or subsidiary of the Corporation for six months from the date of the grant of an Option before the right to exercise any part of such Option will accrue. Thereafter, each Option may be exercised, so long as it is valid and outstanding, from time to time in part or in whole, in accordance with the vesting schedule set forth in the Option Agreement in the discretion of the Committee.

          In the event of (a) a reorganization, merger, or consolidation of the Corporation in which the Corporation is not the surviving corporation, (b) the dissolution or liquidation of the Corporation, or (c) a sale or lease of fifty percent (50%) or more, computed on the basis of book value, of the Corporation's consolidated assets, the time at which Options then outstanding may be exercised shall be accelerated and all such Options shall become exercisable in full on or before a date fixed by the Committee prior to the effective time of such reorganization, merger, consolidation, dissolution, liquidation, sale or lease and upon such effective time any unexercised Options shall expire.

          An Option may be exercised, upon the consent of the Committee, or pursuant to the terms of a specific Option Agreement (as hereinafter defined) between the Optionee and the Corporation, in whole or in part, at any time, and from time to time, prior to its date of expiration.

          Notwithstanding anything in this Plan to the contrary, an Optionee may not exercise any Incentive Option while, within the meaning of Section 422A(c)(7) of the Code, there is outstanding any incentive stock option which had been granted to the Optionee prior to the grant of such Incentive Option and which entitled the Optionee to purchase stock of the Corporation or of any other corporation which, on the date of the grant of such Incentive Option, is a parent or subsidiary corporation of the Corporation or a predecessor corporation of any such corporation.

     9.   Exercise of Options.  Options shall be exercised by the delivery of
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written notice to the officer of the Corporation designated by the Committee setting forth the number of shares with respect to which the Option is to be exercised, and specifying the address to which the certificates for such shares are to be mailed. The Option price shall be paid in full at the time of exercise in cash by United States currency, certified check or money order or, in the sole discretion of the Committee, by tendering to the Corporation (i) shares of Common Stock having a fair market value, on the date of exercise, equal to the Option price, or (ii) a combination of cash and such Common Stock valued at such fair market value.

          As promptly as practicable after receipt of such written notification of the exercise of an Option and payment, the Corporation shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised issued in the Optionee's name. An Optionee shall have no rights as a stockholder with respect to shares covered by an Option until the date of issuance of a stock certificate for such shares.

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     10.  Transferability of Options.  Options shall not be transferable by the
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Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by the Optionee.

     11.  Termination of Employment, Disability or Death of Optionee.  Except as
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may be otherwise expressly provided herein, Incentive Options shall terminate three months after the severance of the employment relationship between the Optionee and the Corporation, or a parent or subsidiary of the Corporation, for any reason, for or without cause. Absence on leave approved by the Committee shall not be considered the severance of employment. Non-Qualified Options may, in the discretion of the Committee as specified in the Option Agreement (as defined below), survive the termination of employment.

          If, before the date of expiration of an Option, the Optionee shall retire from the employ of the Corporation, or a parent or subsidiary of the Corporation, for reasons of age pursuant to a retirement plan or policy of the Corporation, or for reasons of disability as defined in Section 105(d)(4) of the Code, (i) an Incentive Option shall terminate on the earlier of such date of expiration or one year after the date of such retirement, and (ii) a Non-Qualified Option may, in the discretion of the Committee as specified in the Option Agreement (as defined below), terminate on such date of expiration without regard to the date of such retirement or may terminate on the earlier of the date of such expiration or one year after the date of such retirement. In the event of such retirement, the Optionee shall have the right prior to the termination of such Option to exercise the Option to the extent to which the Optionee was entitled to exercise such Option immediately prior to such retirement. If the retired Optionee shall die before the termination of the Option, the Optionee's executors, administrators or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time within the one-year period beginning on the date of the Optionee's death, to exercise the Option to the same extent as said retired Optionee.

          In the event of the death of the holder of an Option while in the employ of the Corporation, or a parent or subsidiary of the Corporation, and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the Optionee, the Optionee's executors, administrators or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the Option to the same extent to which the deceased Optionee was entitled to exercise such Option immediately prior to the deceased Optionee's death.

          Notwithstanding the foregoing limitations of this Paragraph 11 upon the exercise of an Option, an Option may be exercised, upon the consent of the Committee, or pursuant to the terms of a specific Option Agreement (as hereinafter defined) between the Optionee and the Corporation, in whole or in part, at any time, and from time to time, prior to its date of expiration.

     12.  Substitute Options.  Options may be granted by the Committee under
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this Plan from time to time in substitution of options held by employees of other corporations who are about to become employees of the Corporation as the result of a merger or consolidation of the employing corporation with the Corporation, or the acquisition by the Corporation of the assets of the employing corporation, or the acquisition by the Corporation of stock of the employing corporation as a result of which it becomes subsidiary of the Corporation. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted, but no such variation shall be such as to affect the status of any substitute Incentive Option as an incentive stock option under the Code.

     13.  Written Agreement.  Each Option granted hereunder shall be embodied in
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a written Option Agreement which shall be subject to the terms and the conditions prescribed herein, and shall be signed by the Optionee and by an officer of the Corporation for and on behalf of the Corporation. Incentive Options and Non-Qualified Options may not be granted in the same Option Agreement. An Option Agreement shall contain

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such other provisions as the Committee in its discretion shall deem advisable so long as the same are not contrary or inconsistent with the terms and provisions of the Plan.

     14.  Requirements of Law.  The Corporation shall not be required to sell or
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issue any shares under any Option if the issuance of such shares shall constitute a violation by the Optionee or the Corporation of any provisions of any law or regulation of any governmental authority. Specifically in connection with the Securities Act of 1933, as amended from time to time (the "Act"), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Common Stock covered by such Option, the Corporation shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option is acquiring such shares for investment and not with a view to the distribution thereof. Any determination in this connection by the Committee shall be final, binding and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act. The Corporation shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant to an Option to comply with any law or regulation of any governmental authority.

     15.  Employment Obligation.  The granting of any Option shall not impose
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upon the Corporation any obligation to employ or continue to employ any
Optionee; and the rights of the Corporation to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an Option has been granted to such person.

     16.  Changes in the Corporation's Capital Structure.  The existence of
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outstanding Options shall not affect in any way the right or power of the
Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          In the event of the complete liquidation or dissolution of a subsidiary of the Corporation, or in the event that such corporation ceases to be a subsidiary, any unexercised Options theretofore granted to Optionees employed by such subsidiary shall be deemed cancelled unless such Optionees shall become employed by the Corporation or by another subsidiary on the occurrence of such event.

          Notwithstanding any other provisions of the Plan, the Committee may make provisions for the adjustment of the number and class of shares covered by each outstanding Option and the Option prices in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, spin-offs, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like.

     17.  Amendment or Termination of Plan.  The Board may modify, revise or
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terminate this Plan at any time and from time to time, provided, however, that without the approval of the holders of at least a majority of the outstanding shares of Common Stock, the Board may not (a) change the aggregate number of shares which may be issued pursuant to the provisions of the Plan or to any individual (except pursuant to adjustment provisions provided below); (b) reduce the Option price at which Options may be granted; or (c) change the class of employees eligible to receive Options; provided, however, that the Board shall have the power to make such changes in the Plan and in the administrative provisions hereunder or in any outstanding Incentive Option as in the opinion of counsel for the Corporation may be necessary or appropriate from time to time to enable the Incentive Options granted pursuant to the Plan to continue to qualify as incentive stock options under Section 422A of the Code and the regulations which may be issued thereunder.

     18.  Effective Date of Plan.  The Plan shall become effective and shall be
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deemed to have been adopted on the date of its adoption by the Board or approval by the shareholders of the Corporation, whichever is earlier.  No Option shall
be granted pursuant to the Plan after February 18, 1996.         [March 1, 1999]

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